UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 1, 2019

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                   Emerging growth company ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	SYBT	The NASDAQ Stock Market, LLC

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective May 1, 2019, the Compensation Committee of the Board of Directors of Stock Yards Bancorp, Inc. (the “Company”) awarded a total of 12,500 SARs to T. Clay Stinnett, who was promoted effective on that same date to Chief Financial Officer of the Company's subsidiary, Stock Yards Bank & Trust Company.

The SARs were granted subject to a Stock Appreciation Right Grant Agreement between the Company and the executive officer. The Grant Agreement requires that the “exercise price” (the price above which stock appreciation will be measured) be no less than fair market value of the Company’s stock on the date of grant. In the case of the SARs granted on May 1, 2019, the base price was set at 10% above the stock’s closing price on May 1, 2019.

The SARs vest and become exercisable in 20% increments each year beginning 12 months after grant, until they are fully vested and exercisable 5 years after the grant date, unless a change of control occurs earlier and the executive's employment ends within 24 months thereafter, in which event vesting/exercisability accelerates. Each SAR entitles the executive to receive a number of shares of the common stock of the Company equal in value (based on the closing price on the date exercised) to the difference between the SAR’s exercise price and the closing price of the shares on the date of exercise, provided that no fractional shares will be issued. Executives may have the taxes due as a result of exercise taken from other wages, pay those taxes to the Bank in cash, or may have the Bank reduce the number of shares issuable upon exercise by an amount sufficient to cover any tax withholding obligation.

SARs may generally be exercised from the date first vested until 10 years after the grant date, but that exercise period can expire sooner--3 months after termination--if the executive terminates service with the Company and its subsidiary, unless the termination was due to death, disability or retirement (termination after age 60 when the executive had 10 or more years of service). In the case of death, SARs may be exercised for 12 months after termination. In the case of disability or retirement, the SARs may be exercised until the 10-year lapse date; however, in the case of retirement, the SARs will remain exercisable beyond 3 months following the executive’s termination of service only if he signs an agreement not to solicit employees or customers or otherwise compete with the Company for 24 months following termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 6, 2019	STOCK YARDS BANCORP, INC.

		By:	/s/ James A. Hillebrand
James A. Hillebrand, Chief Executive Officer